Exhibit (h)(5)

                 AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

     Agreement made as of January 2, 2001, by and between Nvest Services Company, Inc. ("NSC"), Nvest Funds Trust I, Nvest Funds Trust II, Nvest Funds Trust III, Nvest Cash Management Trust - Money Market Series and Nvest Tax Exempt Money Market Trust (collectively, the "Nvest Trusts"), and Nvest Companies Trust I, on behalf of the Nvest AEW Real Estate Fund (the "Trust").

     WHEREAS, NSC and the Nvest Trusts are parties to an Administrative Services Agreement dated October 30, 2000, as amended December 1, 2000 (the "Agreement"), governing the terms and conditions under which NSC provides certain administrative services to the respective series of the Nvest Trusts;

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended;

     WHEREAS, NSC and the Trust entered into an Administrative Services Agreement dated September 1, 2000, governing the terms and conditions under which NSC provides certain administrative services to the Nvest AEW Real Estate Fund series of the Trust, which has been terminated in accordance with its relevant terms and conditions;

     WHEREAS, the Trust desires to retain NSC to provide certain administrative services to the Trust in the manner and on the terms set forth in the Agreement, and NSC wishes to perform such services; and

     WHEREAS, NSC and the Nvest Trusts desire to amend the Agreement to include Nvest Companies Trust I as a party to the Agreement on behalf of the Fund;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, NSC, the Nvest Trusts and the Trust hereby agree as follows:

1. Pursuant to the relevant provisions set forth in the Agreement, Nvest Companies Trust I is hereby added as a party to and shall be governed by the terms and conditions of the Agreement.

2. With respect to the terms and conditions of the Agreement, including, but not limited to, the terms of the section entitled Compensation and Expenses, the term the "Trusts", as used in the Agreement, shall include the Nvest Trusts and the Trust, on behalf of the Fund.

3. NSC shall perform all administrative and clerical services for the Trust as described in Schedule B of the Agreement.

4. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

5. Any notice or other instrument or materials authorized or required by the Agreement to be given in writing to the Trust shall be sufficiently given to it at the address set forth below or at such other place as it may time to time designate in writing:

                                    Nvest Companies Trust I
                                    399 Boylston Street
                                    Boston, MA 02116
                                    Attention: President
                                    With a copy to: Secretary

6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative this 29th day of December, 2000.

NVEST SERVICES COMPANY, INC.

By: /S/ CHRISTOPHER L. WILSON
    -------------------------------
    Christopher L. Wilson, President


NVEST FUNDS TRUST I

By: /S/ JOHN T. HAILER
    ------------------------
    John T. Hailer, President


NVEST FUNDS TRUST II

By: /S/ JOHN T. HAILER
    ------------------------
    John T. Hailer, President


NVEST FUNDS TRUST III

By: /S/ JOHN T. HAILER
    ------------------------
    John T. Hailer, President


NVEST CASH MANAGEMENT TRUST - MONEY MARKET SERIES

By: /S/ JOHN T. HAILER
    ------------------------
    John T. Hailer, President


NVEST TAX EXEMPT MONEY MARKET TRUST

By: /S/ JOHN T. HAILER
    ------------------------
    John T. Hailer, President


NVEST COMPANIES TRUST I

By: /S/ JOHN T. HAILER
    ------------------------
    John T. Hailer, President